Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2013 RESULTS WITH NET OPERATING REVENUES OF $3.3 BILLION

FRANKLIN, Tenn. (April 29, 2013) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2013.

Net operating revenues for the three months ended March 31, 2013, totaled $3.312 billion, a 0.4 percent increase compared with $3.297 billion for the same period in 2012. Income from continuing operations decreased to $96.3 million, or $0.86 per share (diluted), for the three months ended March 31, 2013, compared with $99.7 million, or $0.85 per share (diluted), for the same period in 2012. Net income attributable to Community Health Systems, Inc. common stockholders was $0.86 per share (diluted) for the three months ended March 31, 2013, compared with $0.85 per share (diluted) for the same period in 2012. The results for the three months ended March 31, 2013, include a $0.01 per share (diluted) loss from the early extinguishment of debt. Excluding this loss, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.87 per share (diluted) for the three months ended March 31, 2013. Excluding a $0.48 per share (diluted) net benefit from the resolution of an industry-wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.44 per share (diluted) loss from the early extinguishment of debt, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.91 per share (diluted) for the three months ended March 31, 2012. Weighted-average shares outstanding (diluted) were 92.0 million for the three months ended March 31, 2013, and 88.9 million for the three months ended March 31, 2012.

Adjusted EBITDA for the three months ended March 31, 2013, was $493.8 million compared with $535.5 million for the same period in 2012, representing a 7.8 percent decrease. Excluding the items referenced above for the prior year period, adjusted EBITDA was $477.6 million for the three months ended March 31, 2012. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended March 31, 2013, was $57.2 million compared with $187.3 million for the same period in 2012.

The consolidated operating results for the three months ended March 31, 2013, reflect a 4.4 percent decrease in total admissions and a 3.5 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 5.9 percent while adjusted admissions decreased 5.2 percent compared with the same period in 2012. Seasonality effects caused by the loss of one day from the 2012 leap year and the movement of holidays on the calendar during the three months ended March 31, 2013 resulted in approximately half of the decrease in adjusted admissions. On a same-store basis, net operating revenues increased 1.4 percent compared with the same period in 2012.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “Our results for the first quarter reflect the current dynamic market conditions and a more challenging operating environment for healthcare providers. Our ability to adjust to these volatile conditions and realize improvement in revenues on a same store basis reflects the strength of our operating model across all of our markets. We have also focused on managing our cost structure in line with current and expected volume trends.

CYH Announces First Quarter 2013 Results

April 29, 2013

“As we navigate through this transformative period for our industry, we look forward to the growth opportunities ahead for Community Health Systems in 2013 as the fundamental aspects of healthcare reform begin to take shape. We believe hospitals will ultimately benefit from the insurance coverage expansion and the potential volume improvement. Further, we are well positioned for success in this new environment with a strong and diverse geographic footprint, a solid infrastructure and a proven ability to deliver sustainable results.”

Smith added, “We have continued to identify unique opportunities for collaboration in order to develop solutions that meet the demands of the changing healthcare landscape. We recently announced a strategic alliance with Cleveland Clinic, a nationally recognized multi-specialty academic center, to enhance the quality of patient care, improve access to healthcare services, reduce costs and drive operational excellence. This alliance offers favorable synergies at both the clinical and operational level that will ultimately create greater value for the services provided to our patients. We look forward to working with Cleveland Clinic to enhance our market share and further differentiate ourselves in the communities we serve.”

Included on pages 12, 13 and 14 of this press release are tables setting forth the Company’s updated 2013 annual earnings guidance. The 2013 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Tuesday, April 30, 2013, at 9:00 a.m. Central, 10:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2013. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through May 30, 2013. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2013 Results

April 29, 2013

Forward-Looking Statements

Statements contained in this press release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net operating revenues	$3,311,750	$3,297,035
Adjusted EBITDA (c)	493,829	535,495
Income from continuing operations (d), (e), (f), (g)	96,323	99,718
Net income attributable to Community Health Systems, Inc. stockholders	79,174	75,474

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$0.87	$0.86
Discontinued operations	—	(0.01)

Net income	$0.87	$0.85

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$0.86	$0.85
Discontinued operations	—	(0.01)

Net income	$0.86	$0.85

Weighted-average number of shares outstanding (h):
Basic	91,003	88,675
Diluted	91,999	88,853

Net cash provided by operating activities	$57,154	$187,310

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,799,864		$3,783,491
Provision for bad debts	488,114		486,456

Net operating revenues	3,311,750	100.0%	3,297,035	100.0%

Operating costs and expenses:
Salaries and benefits	1,577,148	47.6%	1,524,975	46.3%
Supplies	497,841	15.0%	498,579	15.1%
Other operating expenses	707,974	21.4%	708,943	21.5%
Electronic health records incentive reimbursement (d)	(20,916)	-0.6%	(26,168)	-0.8%
Rent	71,554	2.2%	67,224	2.0%
Depreciation and amortization	192,158	5.8%	174,354	5.3%

Total operating costs and expenses	3,025,759	91.4%	2,947,907	89.4%

Income from operations (d), (e), (f), (g)	285,991	8.6%	349,128	10.6%
Interest expense, net	156,350	4.8%	152,175	4.7%
Loss from early extinguishment of debt	1,295	0.0%	63,429	1.9%
Equity in earnings of unconsolidated affiliates	(15,680)	-0.5%	(12,013)	-0.4%

Income from continuing operations before income taxes	144,026	4.3%	145,537	4.4%
Provision for income taxes	47,703	1.4%	45,819	1.4%

Income from continuing operations (d), (e), (f), (g)	96,323	2.9%	99,718	3.0%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(466)	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(466)	0.0%

Net income	96,323	2.9%	99,252	3.0%
Less: Net income attributable to noncontrolling interests	17,149	0.5%	23,778	0.7%

Net income attributable to Community Health Systems, Inc. stockholders	$79,174	2.4%	$75,474	2.3%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$0.87		$0.86
Discontinued operations	—		(0.01)

Net income	$0.87		$0.85

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations (d), (e), (f), (g)	$0.86		$0.85
Discontinued operations	—		(0.01)

Net income	$0.86		$0.85

Weighted-average number of shares outstanding (h):
Basic	91,003		88,675

Diluted	91,999		88,853

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net income	$96,323	$99,252
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps	15,770	10,536
Net change in fair value of available-for-sale securities	1,809	2,667
Amortization and recognition of unrecognized pension cost components	733	1,140

Other comprehensive income	18,312	14,343

Comprehensive income	114,635	113,595
Less: Comprehensive income attributable to noncontrolling interests	17,149	23,778

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$97,486	$89,817

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	134		134	134
Licensed beds (at end of period)	20,341	20,217		20,241	20,217
Beds in service (at end of period)	17,169	17,198		17,069	17,198
Admissions	173,956	181,888	-4.4%	171,138	181,888	-5.9%
Adjusted admissions	346,253	358,815	-3.5%	340,151	358,815	-5.2%
Patient days	790,522	804,412		779,684	804,412
Average length of stay (days)	4.5	4.4		4.6	4.4
Occupancy rate (average beds in service)	51.2%	51.7%		51.1%	51.7%

Net operating revenues	$3,311,750	$3,297,035	0.4%	$3,261,067	$3,214,767	1.4%

Net inpatient revenues as a % of operating revenues before provision for bad debts	44.6%	46.1%		44.6%	44.9%

Net outpatient revenues as a % of operating revenues before provision for bad debts	53.5%	51.9%		53.5%	53.1%

Income from operations (d), (e), (f), (g)	$285,991	$349,128	-18.1%	$290,043	$288,876	0.4%

Income from operations as a % of net operating revenues	8.6%	10.6%		8.9%	9.0%

Depreciation and amortization	$192,158	$174,354		$189,993	$174,354

Equity in earnings of unconsolidated affiliates	$(15,680)	$(12,013)		$(15,680)	$(12,013)

Liquidity Data:
Adjusted EBITDA (c)	$493,829	$535,495	-7.8%
Adjusted EBITDA as a % of net operating revenues	14.9%	16.2%

Net cash provided by operating activities	$57,154	$187,310

Net cash provided by operating activities as a % of net operating revenues	1.7%	5.7%

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$285,048	$387,813
Patient accounts receivable, net of allowance for doubtful accounts of $2,258,229 and $2,201,875 at March 31, 2013 and December 31, 2012, respectively	2,215,198	2,067,379
Supplies	371,055	368,172
Prepaid income taxes	—	49,888
Deferred income taxes	117,045	117,045
Prepaid expenses and taxes	142,366	126,561
Other current assets	288,071	302,284

Total current assets	3,418,783	3,419,142

Property and equipment	10,216,916	10,145,408
Less accumulated depreciation and amortization	(3,121,782)	(2,993,535)

Property and equipment, net	7,095,134	7,151,873

Goodwill	4,408,362	4,408,138

Other assets, net	1,674,923	1,627,182

Total assets	$16,597,202	$16,606,335

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$113,801	$89,911
Accounts payable	741,175	825,914
Income taxes payable	5,924	—
Accrued interest	109,939	110,702
Accrued liabilities	1,038,081	1,116,693

Total current liabilities	2,008,920	2,143,220

Long-term debt	9,424,383	9,451,394

Deferred income taxes	808,489	808,489

Other long-term liabilities	1,039,365	1,039,045

Total liabilities	13,281,157	13,442,148

Redeemable noncontrolling interests in equity of consolidated subsidiaries	375,506	367,666

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,042,056 shares issued and 94,066,507 shares outstanding at March 31, 2013 and 92,925,715 shares issued and 91,950,166 shares outstanding at December 31, 2012	950	929
Additional paid-in capital	1,187,535	1,138,274
Treasury stock, at cost, 975,549 shares at March 31, 2013 and December 31, 2012	(6,678)	(6,678)
Accumulated other comprehensive loss	(126,998)	(145,310)
Retained earnings	1,823,166	1,743,992

Total Community Health Systems, Inc. stockholders’ equity	2,877,975	2,731,207
Noncontrolling interests in equity of consolidated subsidiaries	62,564	65,314

Total equity	2,940,539	2,796,521

Total liabilities and equity	$16,597,202	$16,606,335

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities
Net income	$96,323	$99,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192,158	174,354
Stock-based compensation expense	9,958	10,495
Loss from early extinguishment of debt	1,295	63,429
Excess tax benefit relating to stock-based compensation	(5,358)	(1,004)
Other non-cash expenses, net	5,269	2,569
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(147,805)	(163,484)
Supplies, prepaid expenses and other current assets	(1,752)	(125,111)
Accounts payable, accrued liabilities and income taxes	(97,678)	96,109
Other	4,744	30,701

Net cash provided by operating activities	57,154	187,310

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(4,750)	(248,436)
Purchases of property and equipment	(112,859)	(184,903)
Proceeds from sale of property and equipment	714	748
Increase in other investments	(69,483)	(67,708)

Net cash used in investing activities	(186,378)	(500,299)

Cash flows from financing activities
Proceeds from exercise of stock options	73,429	308
Repurchase of restricted stock shares for payroll tax withholding requirements	(14,478)	(9,032)
Stock buy-back	(18,726)	—
Deferred financing costs	(878)	(24,787)
Excess tax benefit relating to stock-based compensation	5,358	1,004
Redemption of noncontrolling investments in joint ventures	(436)	(31,096)
Distributions to noncontrolling investors in joint ventures	(15,291)	(27,038)
Borrowings under credit agreements	100,893	2,704,337
Issuance of long-term debt	—	1,025,000
Proceeds from receivables facility	300,000	300,000
Repayments of long-term indebtedness	(403,412)	(3,626,274)

Net cash provided by financing activities	26,459	312,422

Net change in cash and cash equivalents	(102,765)	(567)
Cash and cash equivalents at beginning of period	387,813	129,865

Cash and cash equivalents at end of period	$285,048	$129,298

For footnotes, see pages 10 and 11.

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CYH Announces First Quarter 2013 Results

April 29, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$96,323	$99,718
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	17,149	23,778

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$79,174	$75,940

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(466)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$—	$(466)

(b)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2013 and 2012. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Adjusted EBITDA	$493,829	$535,495
Interest expense, net	(156,350)	(152,175)
Provision for income taxes	(47,703)	(45,819)
Loss from operations of entities sold, net of taxes	—	(466)
Other non-cash expenses, net	9,869	12,060
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(242,491)	(161,785)

Net cash provided by operating activities	$57,154	$187,310

Footnotes continued on the next page.

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CYH Announces First Quarter 2013 Results

April 29, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in income from operations and income from continuing operations for the three months ended March 31, 2013, is the Electronic Health Records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and Medicare and Medicaid for certain employed physicians. Total costs and expenses related to the implementation of electronic health records were approximately $19.7 million, including depreciation and amortization of approximately $14.0 million, for the three months ended March 31, 2013. Total costs and expenses related to the implementation of electronic health records were approximately $12.7 million, including depreciation and amortization of approximately $6.1 million, for the three months ended March 31, 2012.
(e)	Included in non-same-store income from operations and income from continuing operations are pre-tax legal and other costs, offset by insurance recoveries beginning in June 2012, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits of $2.0 million and $1.9 million for the three months ended March 31, 2013 and 2012, respectively.
(f)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $0.6 million and $4.3 million for the three months ended March 31, 2013 and 2012, respectively.
(g)	The following items are included in the results for the three months ended March 31, 2012:

Included in non-same-store income from operations and income from continuing operations for the three months ended March 31, 2012, is approximately $102 million of net operating revenues and approximately $9 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the revised Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These adjustments resulted in an after-tax benefit to net income of $0.48 per share (diluted).

Included in non-same-store income from operations and income from continuing operations for the three months ended March 31, 2012, are pre-tax charges of $14.0 million to establish an accrual for the settlement of certain legal matters. These items resulted in an after-tax charge to net income of $0.10 per share (diluted) for the three months ended March 31, 2012.

(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Weighted-average number of shares outstanding - basic	91,003	88,675
Add effect of dilutive securities:
Stock awards and options	996	178

Weighted-average number of shares outstanding - diluted	91,999	88,853

(i)	Total per share amounts may not add due to rounding.

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CYH Announces First Quarter 2013 Results

April 29, 2013

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2013. These projections update previous guidance provided on February 21, 2013 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2013 guidance should be considered in conjunction with the assumptions included herein. See page 14 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

2013 Projection Range
Net operating revenues less provision for bad debts (in millions)	$13,300 to $13,600
Adjusted EBITDA (in millions)	$1,975 to $2,025
Income from continuing operations per share - diluted	$3.50 to $3.80
Same-store hospital annual adjusted admissions growth	-2.0% to 1.0%
Weighted-average diluted shares (in millions)	91 to 93

The following assumptions were used in developing the 2013 guidance provided above:

•

The Company’s projection excludes any future loss on early extinguishment of debt, impairment loss, the resolution of government investigations or other significant legal settlements, and other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	For 2012, adjusted EBITDA excluding the net benefit from the resolution of the industry-wide governmental settlement and payment update relating to prior periods was $1.901 billion.

•

Included in the Company’s 2013 projection are estimated sequester-related cuts, primarily beginning April 1, 2013, and other new reimbursement cuts beginning October 1, 2013, of 0.5% to 0.7% of net operating revenues.

•

Expressed as a percentage of net operating revenues, Health Information Technology (HITECH) electronic health records incentive reimbursement for 2013 is projected to be approximately 1.1% to 1.2%. Electronic health records-related total costs and expenses for 2013, expressed as a percentage of net operating revenues, are projected to be approximately 0.5% to 0.6%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.3% to 0.4%.

•	2013 projection includes three to four targeted hospital acquisitions.

•	Projected 2013 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.7% to 5.9% for 2013, an increase over 2012 caused primarily by the investments being made in electronic health records; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	2013 projection includes an estimate of $0.05 to $0.07 per share (diluted) of acquisition costs that are required to be expensed.

•

Interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.5% to 4.7%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2013.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2013.

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CYH Announces First Quarter 2013 Results

April 29, 2013

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2013.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.5% to 33.5% for 2013.

•	Capital expenditures are projected as follows (in millions):

2013 Guidance
Total	$800 to $850

•	Net cash provided by operating activities is projected as follows (in millions):

2013 Guidance
Total	$1,225 to $1,300

•	Projected weighted average shares outstanding include an estimated dilutive impact from “in-the-money” stock options and restricted shares of approximately 1 million to 2 million shares.

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CYH Announces First Quarter 2013 Results

April 29, 2013

The projections set forth in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2013, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2013 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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